UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 17, 2025

SIGA TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-23047	13-3864870
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification no.)

31 East 62nd Street New York, New York	10065
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (212) 672-9100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
common stock, $.0001 par value	SIGA	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 17, 2025, upon the recommendation of the Nominating and Corporate Governance Committee of the Board of Directors (the “Board”) of SIGA Technologies, Inc., a Delaware corporation (the “Company”), the Board appointed as a director of the Company General John M. “Jack” Keane (Ret.), effective immediately, with a term expiring at the next annual meeting of the Company’s stockholders and until his successor is duly elected and qualified. Gen. Keane will receive compensation consistent with that awarded to other non-employee Board members for his duties performed in serving on the Board, as previously disclosed in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on April 26, 2024.  As such, on the date of his appointment, Gen. Keane was granted fully vested stock options to purchase 25,000 shares of the Company’s common stock at an exercise price of $5.63 per share, the closing market price of the Company’s common stock on March 17, 2025.  Gen. Keane will also receive an annual retainer of $45,000 (prorated for the portion of the annual term remaining), with such payments to be made quarterly, in arrears.

There are no arrangements or understandings between Gen. Keane and any other persons pursuant to which he was selected as a director, and there are no transactions in which Gen. Keane has an interest requiring disclosure under Item 404(a) of Regulation S-K. The Board has determined that Gen. Keane meets the applicable independence requirements of the Nasdaq Stock Market.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIGA TECHNOLOGIES, INC.

	By:	/s/ Daniel J. Luckshire
	Name:	Daniel J. Luckshire
	Title:	Chief Financial Officer

Date: March 18, 2025